                                                                      EXHIBIT 12

                          LOCKHEED MARTIN CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      FOR THE QUARTER ENDED MARCH 31, 1996
                          (IN MILLIONS, EXCEPT RATIO)

EARNINGS:
Earnings from continuing operations before income taxes................... $431
Interest expense..........................................................   71
Amortization of debt premium and discount, net............................   (1)
Portion of rents representative of an interest factor.....................   15
                                                                           ----
Adjusted earnings from continuing operations before income taxes and fixed charges........................................................ $516
                                                                           ====
FIXED CHARGES:
Interest expense.......................................................... $ 71
Capitalized interest......................................................    1
Amortization of debt premium and discount, net............................   (1)
Portion of rents representative of an interest factor.....................   15
                                                                           ----
Total fixed charges....................................................... $ 86
                                                                           ====
RATIO OF EARNINGS TO FIXED CHARGES........................................  6.0
                                                                           ====

LOCKHEED MARTIN CORPORATION
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE QUARTER ENDED MARCH 31, 1996
(IN MILLIONS, EXCEPT RATIO)

EARNINGS:

Earnings from continuing operations before income taxes             $431
Interest expense                                                      71
Amortization of debt premium and discount, net                        (1)
Portion of rents representative of an interest factor                 15
                                                                  ------
Adjusted earnings from continuing operations before
 income taxes and fixed charges                                     $516
                                                                  ======

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

Interest expense                                                     $71
Capitalized interest                                                   1
Amortization of debt premium and discount, net                        (1)
Portion of rents representative of an interest factor                 15
Dividends on preferred stock, pretax                                  24
                                                                  ------
Total combined fixed charges and preferred stock dividends          $110
                                                                  ======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
 PREFERRED STOCK DIVIDENDS                                           4.7
                                                                  ======

LOCKHEED MARTIN CORPORATION
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
FOR THE QUARTER ENDED MARCH 31, 1996
(IN MILLIONS, EXCEPT RATIO)

                                                             LOCKHEED     TACTICAL     PRO FORMA      PRO FORMA
                                                              MARTIN      SYSTEMS     ADJUSTMENTS     COMBINED
                                                              ------      -------     -----------     --------
EARNINGS:

Earnings from continuing operations before income taxes         $431          $184         ($162)         $453
Interest expense                                                  71            47           120           238
Amortization of debt premium and discount, net                    (1)            -             -            (1)
Portion of rents representative of an interest factor             15             8             -            23
                                                            --------      --------      --------      --------
Adjusted earnings from continuing operations before
 income taxes and fixed charges                                 $516          $239          ($42)         $713
                                                            ========      ========      ========      ========

FIXED CHARGES:

Interest expense                                                 $71           $47          $120          $238
Capitalized interest                                               1             -             -             1
Amortization of debt premium and discount, net                    (1)            -             -            (1)
Portion of rents representative of an interest factor             15             8             -            23
                                                            --------      --------      --------      --------
Total fixed changes                                              $86           $55          $120          $261
                                                            ========      ========      ========      ========
RATIO OF EARNINGS TO FIXED CHARGES                               6.0           4.3                         2.7
                                                            ========      ========                    ========

LOCKHEED MARTIN CORPORATION
PRO FORMA RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
FOR THE QUARTER ENDED MARCH 31, 1996
(IN MILLIONS, EXCEPT RATIO)

                                                             LOCKHEED     TACTICAL     PRO FORMA      PRO FORMA
                                                              MARTIN      SYSTEMS     ADJUSTMENTS     COMBINED
                                                              ------      -------     -----------     --------
EARNINGS:

Earnings from continuing operations before income taxes         $431          $184         ($162)         $453
Interest expense                                                  71            47           120           238
Amortization of debt premium and discount, net                    (1)            -             -            (1)
Portion of rents representative of an interest factor             15             8             -            23
                                                            --------      --------      --------      --------
Adjusted earnings from continuing operations before
 income taxes and fixed charges                                 $516          $239          ($42)         $713
                                                            ========      ========      ========      ========

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

Interest expense                                                 $71           $47          $120          $238
Capitalized interest                                               1             -             -             1
Amortization of debt premium and discount, net                    (1)            -             -            (1)
Portion of rents representative of an interest factor             15             8             -            23
Dividends on preferred stock, pretax                              24             -             -            24
                                                            --------      --------      --------      --------
Total combined fixed charges and preferred stock dividends      $110           $55          $120          $285
                                                            ========      ========      ========      ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
 PREFERRED STOCK DIVIDENDS                                       4.7           4.3                         2.5
                                                            ========      ========                    ========